Exhibit 21.1

Consolidated Subsidiaries of Roper Technologies, Inc. as of December 31, 2022

Name of Subsidiary	Jurisdiction of Incorporation/Organization
Accelify Solutions, LLC	Delaware
Aderant Canada Company	Canada
Aderant Holdings, Inc.	Delaware
Aderant Legal (UK) Limited	United Kingdom
Aderant Legal Holdings (AUS) Pty Ltd	Australia
Aderant Legal Holdings (NZ) ULC	New Zealand
Aderant Legal Holdings, LLC	Delaware
Aderant North America, Inc.	Florida
Aderant Parent Holdings, Inc.	Delaware
Alpine VI-A Holdings X, LLC	Delaware
American LegaNet India Private Limited	India
Amphire Solutions, Inc.	Delaware
ARCC FL Corp.	Delaware
Archisnapper BV	Belgium
Ascension Technology Corporation	Delaware
Assureweb Limited	United Kingdom
Atlantic Health Partners, Inc.	Delaware
C/S Solutions, Inc.	California
CBORD Holdings Corp.	Delaware
CCSI Holding Company, Inc.	Delaware
Civco Holding, Inc.	Delaware
Civco Medical Instruments Co., Inc.	Iowa
Clinisys (India) Private Limited	India
Clinisys Australia Pty Ltd	Australia
Clinisys Austria GesmbH	Austria
Clinisys Deutschland GmbH	Germany
Clinisys Diagnostic Solutions Ireland	Ireland
Clinisys Europe Limited	United Kingdom
Clinisys France Sarl	France
Clinisys Group Limited	United Kingdom
CliniSys, Inc.	Pennsylvania
Clinisys Information Systems (Europe) Limited	United Kingdom
Clinisys Information Systems (International) Limited	United Kingdom
Clinisys Nederland B.V.	Netherlands
Clinisys NV	Belgium
Clinisys Schweiz AG	Switzerland
Clinisys Scotland Limited	United Kingdom
Clinisys Software Iberica SL	Spain
Clinisys Solutions Limited	United Kingdom
Clinisys Spain S.L.	Spain
ConstructConnect Canada, Inc.	Canada
ConstructConnect, Inc.	Delaware

CRS Holding Company LLC	Delaware
Dash I, Inc.	Delaware
DAT Solutions, LLC	Delaware
Data Innovations Canada Ltd.	Canada
Data Innovations Cooperatief U.A.	Netherlands
Data Innovations Europe S.A.	Belgium
Data Innovations Latin America Ltda	Brazil
Data Innovations LLC	Delaware
DATSolutions Private Limited	India
Dawning Technologies, LLC	Delaware
DCMH Group Holdings, Inc.	Delaware
DCMH Group Holdings, LLC	Delaware
DCMH Holdings, Inc.	Delaware
Deltek Ajera Inc.	Oregon
Deltek Asia Pacific (HK) Limited	Hong Kong
Deltek Australia Pty Ltd.	Australia
Deltek Danmark A/S	Denmark
Deltek France SAS	France
Deltek GB Limited	United Kingdom
Deltek GmbH	Germany
Deltek Nederland B.V.	Netherlands
Deltek Netherlands B.V.	Netherlands
Deltek Norge AS	Norway
Deltek Sverige AB	Sweden
Deltek Systems (Canada), Inc.	Canada
Deltek Systems (Philippines) Ltd.	Virginia
Deltek, Inc.	Delaware
Deltek, TNSCore Holdings, LLC	Delaware
DI Dutch Holdings LLC	Delaware
DI Hong Kong Limited	Hong Kong
Digital Schools, LLC	Delaware
Dominion I, Inc.	Delaware
Dynamic Instruments LLC	California
Education Health, LLC	Delaware
Education Software Acquisition Corporation	Delaware
Education Software Intermediate, LLC	Delaware
Education Software Subholdings LLC	Delaware
Escape Technology, LLC	California
eSped.com Incorporated	Delaware
Excalibur Holdco LLC	Delaware
Excent Corporation	Georgia
Fluid Metering, Inc.	Delaware
FMS Purchasing & Services, Inc.	Florida
Foodlink Holdings, Inc.	California
Foodlink IT India Private Limited	India
Forecast 5 Analytics, LLC	Delaware
Forecast 5 Holdings, LLC	Delaware

Foundry Visionmongers (Ireland) Limited	Ireland
Frontine Parent Holding Company	Delaware
Frontline Technologies (Delaware) Blocker Corporation	Delaware
Frontline Technologies Blocker Buyer, Inc.	Delaware
Frontline Technologies Canada LLC	Delaware
Frontline Technologies Group Holding, LLC	Delaware
Frontline Technologies Group, LLC	Delaware
Frontline Technologies Holdings, LLC	Delaware
Frontline Technologies Intermediate Holdings, LLC	Delaware
Frontline Technologies Management Blocker, Inc.	Delaware
Frontline Technologies Parent, LLC	Delaware
GEM/CAP, LLC	Texas
GuideK12, LLC	Delaware
Handshake Software, Inc.	Georgia
Hansco Automatisering B.V.	Netherlands
Hardy Process Solutions LLC	California
Horizon Software International, LLC	Georgia
HRsmart Canada Inc.	Canada
HRsmart France SAS	France
HRsmart Germany GmbH	Germany
HRsmart International	Cayman Islands
HRsmart International Holdings LLC	Texas
HRsmart Mexico	Mexico
HRsmart SA (Pty) Ltd.	South Africa
HRsmart Talent Management Solutions Europe Limited	United Kingdom
HRsmart Ventures LLC	Texas
HRsmart, Inc.	Delaware
Industrial Products Investment Company	Delaware
Innovative Product Achievements, LLC	Delaware
Inovonics Corporation	Colorado
Insight (Delaware) FTG Blocker Corporation II	Delaware
Instill Corporation	Delaware
IntelliTrans Limited	United Kingdom
Intellitrans Sweden AB	Sweden
Intellitrans, LLC	Delaware
iPipeline (TCP) Limited	United Kingdom
iPipeline Canada Inc	Quebec
iPipeline Co., Ltd.	Japan
iPipeline Holdings, Inc	Delaware
iPipeline Limited	United Kingdom
iPipeline, Inc	Delaware
iSqFt Holdings, Inc.	Delaware
iSqFt Parent Corporation	Delaware
iSqFt Sub, Inc.	Delaware
iTradeNetwork, Inc.	Delaware
IVP FTG Blocker Corporation	Delaware
Link Logistics Holding LLC	Delaware

Loadlink Technologies Corporation	Canada
Managed Health Care Associates, Inc.	Delaware
MED Professional Services, LLC	Delaware
Medina Acquisition LLC	Delaware
MHA Long Term Care Network, Inc.	Delaware
MHA Long Term Care Services, Inc.	Delaware
Navigator Group Purchasing, Inc.	Tennessee
NDI Europe GmbH	Germany
Neptune Technology Group (Canada) Co.	Canada
Neptune Technology Group Inc.	Delaware
Neptune Technology Group Mexico S.de R.L. de C.V.	Mexico
Neptune Technology Group Services Inc.	Delaware
New RH LP	United Kingdom
Northern Digital Inc.	Canada
Omega Legal Systems, Inc.	Arizona
PB Bidco Limited	United Kingdom
PB Holdco Limited	United Kingdom
PB Midco Limited	United Kingdom
PB Topco Limited	United Kingdom
Perennial EdTech, LLC	Delaware
Petroleum Analyzer Company L.P.	Delaware
PGP UK Limited	Scotland
PowerPlan Canada ULC	Canada
PowerPlan Holdings Inc.	Delaware
PowerPlan Inc.	Delaware
PowerPlan Intermediate Holdings Inc.	Delaware
PowerPlan Operations ANZ Pty Ltd	Australia
PowerPlan Operations Ltd.	United Kingdom
Project Diamond Intermediate Holdings Corporation	Delaware
Project Franklin Merger Sub LLC	Delaware
Project Torque Intermediate Holdings Inc.	Delaware
Project Viking Holdings, Inc.	Delaware
Project Viking Intermediate, LLC	Delaware
Project Vision Merger Sub II Inc.	Delaware
Prologic Technology Systems, LLC	Delaware
QSC 1208 Limited	United Kingdom
QSC 1209 Limited	United Kingdom
Rebate Tracking Group, LLC	Florida
RF IDeas, Inc.	Delaware
RIPIC Holdco Inc.	Delaware
RMT, Inc.	Arizona
Roper Acquisitions Holdings Inc.	Delaware
Roper Asia Pte Ltd.	Singapore
Roper Industries, Inc.	Delaware
Roper International Holding, Inc.	Delaware
Roper LLC	Russian Federation
Roper NL1 UK Limited	United Kingdom

Roper NL2 UK Limited	United Kingdom
Roper Operations Company I, LLC	Delaware
Roper Operations Company II, LLC	Delaware
Roper RC Limited	United Kingdom
Roper Scot LP	United Kingdom
Roper Swiss Finance GmbH	Switzerland
Roper T1 LLC	Delaware
Roper T1000 Corp.	Delaware
Roper T2 LP	Delaware
Roper Tech. Middle East Ltd. FZCO	Dubai (FZCO)
Roper Technologies (Ireland) Limited	Ireland
Roper UK 2 Limited	United Kingdom
Roper UK, Ltd.	United Kingdom
Roper-Mex, L.P.	Delaware
Ropintassco Holdings, L.P.	Delaware
RT Merger Sub, Inc.	Delaware
SE Frontline Holdings LLC	Delaware
SHP Group Holdings, Inc.	Delaware
Societe de Distribution de Logiciels Medicaux	France
Software Answers, LLC	Ohio
Softwriters Holdings, Inc.	Delaware
SoftWriters, Inc.	Delaware
Sohnar Pty Ltd	Australia
Star Purchasing Services, LLC	Wisconsin
Strata Acquisition Subsidiary, Inc.	Delaware
Strata Decision Technology India Private Limited	India
Strata Decision Technology LLC	Illinios
Strata Parallel II Inc.	Delaware
Strategic Healthcare Programs Blocker 2, Inc.	Delaware
Strategic Healthcare Programs Blocker LLC	Delaware
Strategic Healthcare Programs Holdings, LLC	Delaware
Strategic Healthcare Programs, L.L.C.	Delaware
TB XII-A Frontline Blocker, L.L.C.	Delaware
The CBORD Group, Inc.	Delaware
The Foundry USCo, Inc.	Delaware
The Foundry Visionmongers Ltd.	United Kingdom
The Tidewater Healthcare Shared Services Group, Inc.	Pennsylvania
Torque Acquisition Holdco Inc.	Delaware
Transcore CNUS, Inc.	Delaware
Transcore Holdings, Inc.	Delaware
UHF Purchasing Services, LLC	Delaware
Union Square Software (International) Limited	United Kingdom
Union Square Software Inc.	Canada
Union Square Software Limited	United Kingdom
Union Square Software Pty	Australia
Verathon Canada Holdings, Inc.	Delaware
Verathon Inc.	Washington

Verathon Medical (Australia) Pty Limited	Australia
Verathon Medical (Canada) ULC	Canada
Verathon Medical (Europe) B.V.	Netherlands
Verathon Medical (France) SARL	France
Verathon Medical (Hong Kong) Limited	Hong Kong
Verathon Medical (Japan) K.K.	Japan
Verathon Medical (UK) Ltd.	United Kingdom
Verathon Medical Germany GmbH	Germany
Vertafore Canada, Inc.	Canada
Vertafore India Private Limited	India
Vertafore, Inc.	Delaware
WorkBook APAC Ltd.	Vietnam
Workbook Software A/S	Denmark
Zetec (Shanghai) Co., Ltd.	China